Exhibit 99.1

VIA CERTIFIED MAIL

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, NY 10004

Attention: Compliance Department

Re: SPAC Warrants

Ladies and Gentlemen:

Reference is made to (a) the Amended and Restated Warrant Agreement, dated as of March 26, 2018, by and between Infrastructure and Energy Alternatives, Inc., a Delaware corporation (f/k/a M III Acquisition Corp.) (the “Company”), and Continental Stock Transfer & Trust Company, a New York corporation, as the warrant agent (the “Warrant Agent”) (as amended, restated or otherwise modified from time to time, the “Warrant Agreement”), and (b) the Agreement and Plan of Merger, dated as of July 24, 2022, by and among MasTec, Inc., a Florida corporation (“MasTec”), Indigo Acquisition I Corp., a Delaware corporation, and the Company (as amended, restated or otherwise modified from time to time, the “Merger Agreement”), pursuant to which a wholly owned subsidiary of MasTec merged with and into the Company, with the Company surviving the merger as a wholly owned subsidiary of MasTec (the “Merger”). Upon the terms and subject to the conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each issued and outstanding share of common stock of the Company, par value $0.0001 per share (the “IEA Common Stock”), immediately prior to the Effective Time (other than shares held in the treasury of the Company or owned, directly or indirectly, by MasTec, Indigo Acquisition I Corp., the Company or any wholly-owned subsidiary of the Company immediately prior to the Effective Time) was cancelled and automatically converted into the right to receive (i) 0.0483 shares of common stock, par value $0.10 per share (the “MasTec Common Stock”), of MasTec and (ii) $10.50 per share in cash, without interest (the “Cash Consideration”). Capitalized terms used but not otherwise defined in this notice shall have the meanings ascribed thereto in the Warrant Agreement.

Under the terms of the Warrant Agreement, prior to the Merger, each holder of Warrants was entitled to receive one share of IEA Common Stock, upon proper exercise of two Warrants and the payment in cash of the Warrant Price of $11.50 payable upon the exercise of two Warrants.

Pursuant to Sections 4.5 and 4.6 of the Warrant Agreement, the Company hereby provides notice of the following:

1.	The Effective Time of the Merger was 8:31 a.m. Eastern time on October 7, 2022.

2.	The Merger constitutes an Alternative Issuance under Section 4.5 of the Warrant Agreement. Accordingly, following the Effective Time of the Merger, (a) no shares of IEA Common Stock will be issuable upon exercise of the Warrants and (b) each holder of Warrants will be entitled to receive: $10.50 in cash (the “Cash Payment”) and 0.0483 of a validly issued, fully paid and nonassessable share of common stock, par value $0.10 per share of MasTec Common Stock (together with the Cash Payment, the “Warrant Payment”) upon proper exercise of two Warrants and the payment in cash of the Warrant Price payable upon the exercise of two Warrants.

3.	Pursuant to Section 4.5 of the Warrant Agreement, the Warrant Price for any two Warrants properly exercised during the period beginning on October 7, 2022, and ending on and including November 6, 2022 (such period, the “Special Exercise Period”) will be reduced by an amount (in dollars) equal to the difference (but in no event less than zero) of (a) $11.50 (which constitutes the Warrant Price in effect on the trading day immediately prior to such reduction) minus (b)(i) $13.7468 (the volume weighted average price of the IEA Common Stock as reported during the ten (10) trading day period ending on October 6, 2022, the trading day prior to the Effective Time, which constitutes the Per Share Consideration), minus (ii) the applicable Black-Scholes Warrant Value.

4.	The Black-Scholes Warrant Value was calculated for each Private Placement Warrant and Public Warrant in accordance with the terms of the Warrant Agreement and the terms set forth below:

Term	Private Placement Warrants	Public Warrants
Reference Date	October 6, 2022 (the trading day prior to the Effective Time)	Same as per the Private Placement Warrants

Price of Each Share of IEA Common Stock (10-day VWAP for the period ended on the Reference Date)	$13.7468	Same as per the Private Placement Warrants

Assumed Volatility	Calculated using the 90-day volatility obtained from the HVT function on Bloomberg determined as of July 22, 2022 (the trading day immediately prior to the day of the Company’s announcement of the Merger Agreement)	Same as per the Private Placement Warrants

Assumed Risk-Free Interest Rate	Calculated using the Graph Curve (GC) function on Bloomberg and the U.S. Treasury Actives Curve rate using the Interpolate Curves tool for the Expiration Date (March 26, 2023)	Same as per the Private Placement Warrants

Option Pricing via the Bloomberg OVME Calculator	Regular American call input using the other inputs derived in accordance with the other terms of this notice, the Expiration Date (March 26, 2023) and a buy/strike price of $11.50 (value display in “price total”)	Capped American call input using a call cap of $24.00, the other inputs derived in accordance with the other terms of this notice, the Expiration Date (March 26, 2023) and a buy/strike price of $11.50 (value display in “price total”)

5.	Accordingly, the Warrant Price for any two Public Warrants exercised during the Special Exercise Period is $9.80 and the Warrant Price for any two Private Placement Warrants exercised during the Special Exercise Period is $9.76. Any holder that purports to exercise Private Placement Warrants during the Special Exercise Period and pays the corresponding Warrant Price with respect thereto must also provide evidence acceptable to the Warrant Agent that such Warrants are Private Placement Warrants (and not an Excluded Private Placement Warrant). The failure of any such holder to comply with the requirements of this notice may result in a failure to properly exercise the applicable Warrants prior to the expiration of the Special Exercise Period. After the end of the Special Exercise Period, the Warrant Price for the exercise of any two Public Warrants or Private Placement Warrants will be $11.50.

The Company hereby requests that upon receipt of this notice the Warrant Agent promptly provide a copy of this notice in writing to each holder of a Warrant on behalf of the Company in accordance with Section 4.6 of the Warrant Agreement, with such further notices confirmed by the Warrant Agent to the Company in writing. Each holder of Warrants is encouraged to contact its advisors if it has any questions regarding the exercise of its Warrants. The Warrant Payment will be made by the Warrant Agent as soon as practicable following the proper exercise of Warrants, the payment of the Warrant Price in cash, the satisfaction of any additional actions reasonably requested by the Warrant Agent and the Warrant Agent’s review of any other materials required to be submitted hereunder or otherwise.

Holders of Private Placement Warrants have the right to elect to exercise those warrants on a cashless basis. For Private Placement Warrants exercised on a cashless basis after the Merger, the holder will be entitled to pay the exercise price for those warrants by surrendering, at the holder’s election, all or portion of the Cash Payment and/or shares of MasTec Common Stock constituting the Warrant Payment (valuing such shares at their deemed “Fair Market Value”). For this purpose, shares of MasTec Common Stock so surrendered will be deemed to have “Fair Market Value” equal to the average reported last sale price of our Common Stock for the ten (10) trading days ending on the third trading day prior to the date of exercise of the applicable Private Placement Warrants.

In addition, although not required under the terms of the Warrant Agreement, at the request of a holder exercising two Public Warrants, the Company will apply, all or a portion, as applicable, of the Cash Payment that the holder would be entitled to receive upon such exercise to satisfy all or a portion, as applicable, of the Warrant Price payable by the holder upon such exercise.

If the holder of Warrants would be entitled, upon the exercise of such Warrants, to receive a fractional interest in a share of MasTec Common Stock, the Company will, upon such exercise, round down to the nearest whole number the number of shares of MasTec Common Stock to be issued to the exercising Warrant holder.

This notice shall be governed in all respects by the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction.

[Signature page follows]

INFRASTRUCTURE AND ENERGY ALTERNATIVES, INC.

By:	/s/ John Paul Roehm
	Name:	John Paul Roehm
	Title:	President, Chief Executive Officer and Director